UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 9, 2025

Tesla, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	001-34756	91-2197729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Tesla Road
Austin, Texas 78725
(Address of Principal Executive Offices, and Zip Code)
(512) 516-8177
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	TSLA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08    Shareholder Director Nominations.

The board of directors (the “Board”) of Tesla, Inc. (“Tesla”) has designated November 6, 2025 as the date of Tesla’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”).

A shareholder who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), intends to present a proposal to be included in the proxy statement for the 2025 Annual Meeting must submit the proposal to Tesla, Inc., 1 Tesla Road, Austin, Texas 78725, Attention: Legal Department — Shareholder Mail, with a copy sent by e-mail to shareholdermail@tesla.com, and we must receive the proposal by no later than a reasonable time before we begin to print and mail the proxy materials for the 2025 Annual Meeting. Accordingly, the Board has fixed the new deadline for the submission of proposals to be included in the proxy statement for the 2025 Annual Meeting as July 31, 2025. Shareholders who previously have submitted proposals for the 2025 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act should not resubmit. In addition, we may omit any proposal from our proxy materials that does not comply with Securities and Exchange Commission rules.

Pursuant to Tesla’s bylaws, if a shareholder intends to present certain matters, including nominations for the election of directors, at the 2025 Annual Meeting without inclusion in our proxy materials, the notice must also be delivered to our principal executive offices, at the address and email set forth above, no earlier than July 9, 2025 and no later than August 8, 2025. The proposal or nomination must also contain the information and follow the procedures required by our bylaws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Brandon Ehrhart
Brandon Ehrhart General Counsel and Corporate Secretary
Date: July 9, 2025